Exhibit 10.9

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is effective as of May 10, 2025 (the “Effective Date”), by and between Wolf Schubert (“Employee”) and SharonAI Operations LLC, a Delaware limited liability company (the “Company,” and together with Employee, the “Parties”).

RECITALS

A. The Parties have entered into that certain Employment Agreement dated June 5, 2024 (the “Agreement”); and

B. The Parties desire to amend the Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings ascribed to them in the Agreement.

2. Consideration. The parties agree that the consideration for this Amendment consists of the mutual benefits arising from the modifications set out below.

3. Prohibited Territory. The second-to-last sentence of Section 5(a) of the Agreement is deleted in its entirety and replaced with the following:

“‘Prohibited Territory’ means each state (or equivalent local unit of government) where Employee assisted the Company to engage in business at any time during the last twelve (12) months of Employee’s employment with the Company.”

4. Binding Agreement. All of the terms and provisions of this Amendment shall be binding upon each party hereto and their respective successors and assigns, and shall inure to the benefit of each party hereto and their respective successors and assigns.

5. Counterparts. This Amendment may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party’s signature, with each such counterpart, facsimile or PDF signature constituting an original and all of which together constituting one and the same original.

6. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

7. Authority. The undersigned warrants that the individual executing this Amendment on behalf of such party has the requisite authority to execute this Amendment and to bind such party to all the provisions of this Amendment.

8. Continuing Validity. Except as expressly modified by this Amendment, the terms and conditions of the Agreement will remain unchanged and in full force and effect, and are expressly incorporated by reference in this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

EMPLOYEE:	COMPANY:

SharonAI Operations LLC

/s/ Wolf Schubert	By:	/s/ James Manning
Wolf Schubert	Name:	James Manning
	Title:	Director